Exhibit 99.1

Contact:
Steven H. Benrubi
(949) 699-3947

THE WET SEAL, INC. ANNOUNCES FIRST QUARTER
FISCAL 2014 FINANCIAL RESULTS

Provides Second Quarter 2014 Financial Guidance

FOOTHILL RANCH, CA, May 27, 2014 (BUSINESS WIRE) - The Wet Seal, Inc. (Nasdaq: WTSL), a leading specialty retailer to young women, today announced financial results for the first quarter of fiscal 2014 ended May 3, 2014.
First Quarter 2014

•	Net sales for the quarter ended May 3, 2014, were $116.7 million compared to net sales of $140.4 million for the quarter ended May 4, 2013.

•
Consolidated comparable store sales declined 16.9%, including a decline of 16.5% at Wet Seal and 19.4% at Arden B. Comparable store sales results include e-commerce, which alone increased 1.9%, including an 8.4% increase at Wet Seal, offset by a 20.0% decrease at Arden B.

•	Gross profit was $23.1 million compared to $42.2 million, while gross margin was 19.8% versus 30.1%, in the first quarter of last year.

•
Operating loss was $21.7 million compared to operating income of $3.2 million in the first quarter of fiscal 2013. The current year and prior year quarters include $7.3 million and $1.6 million, respectively, of non-cash asset impairment charges. Operating loss in the 2014 period also includes a charge of $0.3 million related to Arden B exit costs and a $0.5 million benefit for miscellaneous non-recurring other income. Operating income in the 2013 period also includes a $3.5 million benefit to adjust a loss contingency. Non-GAAP adjusted operating loss, excluding the effect of the aforementioned charges and benefits, was $14.6 million in the first quarter of fiscal 2014 compared to Non-GAAP adjusted operating income of $1.3 million in the prior year period.

•
Net loss was $21.8 million, or $0.26 per diluted share, compared to net income of $3.1 million, or $0.03 per diluted share, in the prior year quarter. Non-GAAP adjusted net loss in the first quarter of fiscal 2014, excluding the after-tax effect of the asset impairment charges, Arden B exit costs, benefit for miscellaneous income and benefit for the gain on warrants and embedded derivatives liabilities, was $15.1 million, or $0.18 per diluted share. Non-GAAP adjusted net income in the first quarter of fiscal 2013, excluding the after-tax effect of the asset impairment charges and benefit to adjust a loss contingency accrual, was $1.3 million, or $0.01 per diluted share.

John D. Goodman, Chief Executive Officer, stated, “Our first quarter results were in line with our expectations and primarily reflect the macro factors that pressured the retail sector over the past several months - soft mall traffic, elevated promotional activity and disruptive weather. Our performance trend improved during the last month of the quarter and was highlighted by a strong Easter week. Throughout the period we saw increasing strength in our Wet Seal e-commerce business, which posted a first quarter gain of more than 8% versus a 9% increase last year.

“While we are disappointed with our first quarter results, the initiatives under our new strategic plan are beginning to bear fruit and we anticipate they will enable us to generate sequential improvement in our comparable store sales trend and merchandise margin rate throughout fiscal 2014. While mall traffic remains soft, we are implementing our refined product, pricing and promotional strategies designed to strengthen customer engagement and drive conversion. At the same time, we are continuing to see marked improvement in our Wet Seal e-commerce business thus far in the second quarter.”

Balance Sheet

As of May 3, 2014, the Company had cash and cash equivalents and short-term investments of $54.5 million. Inventory totaled $38.8 million compared to $36.3 million a year ago. Inventory per square foot increased 6.4% versus the prior year at Wet Seal and 3.0% at Arden B.

During the first quarter of 2014, the Company issued $27.0 million of senior convertible notes and warrants to purchase up to 8,804,348 shares of the Company’s Class A common stock to a single institutional investor, with proceeds to the Company, net of $1.9 million of deferred financing costs, of $25.1 million. The senior convertible notes were initially recorded net of a discount of $5.7 million, reflecting the fair value of the warrants and embedded derivatives within the senior convertible notes on the issuance date. The $5.7 million debt discount will be amortized through interest expense on the condensed consolidated statements of operations, using the effective interest method, over the term of the senior convertible notes. The $1.9 million of deferred financing costs will be amortized through interest expense on the condensed consolidated statements of operations over the term of the senior convertible notes.

The $5.7 million fair value of the warrants and embedded derivatives was recorded within long-term liabilities on the condensed consolidated balance sheets. The warrants and embedded derivatives will be marked to market quarterly, with any change recorded as an adjustment to the carrying value of these liabilities and the gain or (loss) on warrants and derivatives liabilities recorded in the condensed consolidated statements of operations. The fair value of the warrants and embedded derivatives from the issuance date to the end of the first quarter declined $0.4 million. Accordingly, this amount was recorded as a gain on warrants and derivatives liabilities in the condensed consolidated statements of operations.

Arden B Closure

The Company expects to complete the planned conversion of 54 Arden B locations to Wet Seal and Wet Seal Plus merchandise by the end of the second quarter of fiscal 2014. The conversion of 31 Arden B locations to Wet Seal Plus provides the Company with a timely and low risk opportunity to further test the concept and lay the groundwork for building Wet Seal’s presence in the junior plus market. The stores will operate as Wet Seal Plus through the term of their respective leases, or longer if performance and lease renewal options warrant. The Company estimates it will close 17 Arden B locations through lease expirations and the exercise of early termination provisions through the remainder of fiscal 2014.

Real Estate

As previously announced, in fiscal 2014 the Company expects to open 10 new Wet Seal stores, primarily in outlet centers and off-mall, and now estimates it will close 23 Wet Seal locations upon lease expiration. During the first quarter of fiscal 2014, the Company opened 4 Wet Seal stores and closed 1 Wet Seal location.

Goodman concluded, “We are on track with our transition work to exit the Arden B concept, including the conversion of 54 locations to Wet Seal and Wet Seal Plus merchandise, which is expected to be completed by late July. We’re particularly excited about the 31 new Wet Seal Plus stores coming on line in high visibility locations, which will allow us to quickly establish a strong foothold in the rapidly growing junior plus market.”

Second Quarter Fiscal 2014 Financial Outlook

For the second quarter of fiscal 2014, the Company expects loss per diluted share, before non-cash asset impairments and Arden B exit costs, to be in the range of $0.09 to $0.12, which includes a loss of $0.02 per diluted share from the Arden B business segment. The guidance is based on a comparable store sales decline, including e-commerce ranging from 8% to 11%.

First Quarter Conference Call Information

The Company will host a conference call to discuss first quarter fiscal 2014 financial results today, Tuesday, May 27, 2014, at 1:30 p.m. Pacific Time. The call will be hosted by John D. Goodman, Chief Executive Officer, and Steve Benrubi, Executive Vice President and Chief Financial Officer.

To participate in the call, please dial (877) 407-3982 or (201) 493-6780. A broadcast of the call will also be available on the Company’s web site at www.wetsealinc.com. A replay of the call will be available through June 10, 2014. To access the replay, please dial (877) 870-5176 or (858) 384-5517 and provide pin number 13580729.

About The Wet Seal, Inc.

The Wet Seal, Inc., a pioneer in fast fashion retailing, sells apparel, footwear and accessories designed for teen girls and young women through retail stores nationwide, as well as two e-commerce websites. The Company operates 532 stores in 47 states and Puerto Rico, www.wetseal.com and www.ardenb.com. For additional corporate information, please visit www.wetsealinc.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company's estimated fiscal 2014 second quarter financial outlook, its transition of Arden B stores to Wet Seal and Wet Seal Plus, and its fiscal 2014 estimated store openings and closings, and as well as the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Exhibit A
The Wet Seal, Inc.
Condensed Consolidated Balance Sheets
(000’s Omitted)
(Unaudited)

	May 3, 2014	February 1, 2014	May 4, 2013
ASSETS
Cash and cash equivalents	51,551	38,772	50,320
Short-term investments	2,943	7,386	61,342
Merchandise inventories	38,799	31,209	36,341
Other current assets	14,525	16,113	16,258
Total current assets	107,818	93,480	164,261
Net equipment and leasehold improvements	49,012	56,289	63,569
Other assets	3,101	1,970	3,040
Total assets	159,931	151,739	230,870
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible debt	3,450	—	—
Accounts payable - merchandise	19,971	18,530	20,644
Accounts payable - other	8,148	8,814	17,470
Accrued liabilities	23,031	20,704	27,970
Current portion of deferred rent	3,640	3,508	2,717
Total current liabilities	58,240	51,556	68,801
Warrants and embedded derivatives liabilities	5,252	—	—
Convertible notes, net of discount of $5,481 at May 3, 2014	18,069	—	—
Deferred rent	30,498	31,066	31,674
Other long-term liabilities	1,747	1,784	1,871
Total liabilities	113,806	84,406	102,346
Total stockholders’ equity	46,125	67,333	128,524
Total liabilities and stockholders’ equity	159,931	151,739	230,870

Exhibit A (continued)
The Wet Seal, Inc.
Condensed Consolidated Statements of Operations
(000’s Omitted, Except Share and Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 3, 2014	May 4, 2013
Net sales	$ 116,728	$ 140,445
Gross margin	23,131	42,231
Selling, general & administrative expenses	37,497	37,437
Asset impairment	7,318	1,596
Operating (loss) income	(21,684)	3,198
Interest expense, net	(422)	(6)
Gain on warrants and derivatives liabilities	439	—
(Loss) income before provision for income taxes	(21,667)	3,192
Provision for income taxes	114	82
Net (loss) income	$ (21,781)	$ 3,110
Net (loss) income per share, basic	$ (0.26)	$ 0.03
Net (loss) income per share, diluted	$ (0.26)	$ 0.03
Weighted average shares outstanding, basic	84,107,731	88,501,179
Weighted average shares outstanding, diluted	84,107,731	88,503,407
Calculation of the Company’s earnings per share requires the allocation of net income among common shareholders and participating security holders. The net income available to common shareholders used to calculate basic and diluted earnings per share was $3,079 for the 13 weeks ended May 4, 2013.

Exhibit A (continued)
The Wet Seal, Inc.
Condensed Consolidated Statements of Cash Flows
(000’s Omitted)
(Unaudited)

	13 Weeks Ended
	May 3, 2014	May 4, 2013
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income	(21,781)	3,110
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,939	3,338
Interest expense related to amortization of debt discount	210	—
Amortization of premium on investments	3	152
Amortization of deferred financing costs	78	27
Gain on warrants and derivatives liabilities	(439)	—
Asset impairment	7,318	1,596
Loss on disposal of equipment and leasehold improvements	13	18
Stock-based compensation	644	369
Changes in operating assets and liabilities:
Income tax receivable	141	—
Other receivables	450	(2,874)
Merchandise inventories	(7,590)	(2,553)
Prepaid expenses and other assets	1,500	2,056
Other non-current assets	119	13
Accounts payable and accrued liabilities	2,369	3,950
Deferred rent	(436)	(34)
Other long-term liabilities	(37)	(37)
Net cash (used in) provided by operating activities	(14,499)	9,131
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and leasehold improvements	(2,684)	(3,603)
Proceeds from disposal of equipment and leasehold improvements	23	—
Proceeds from maturity of marketable securities	4,440	6,200
Net cash provided by investing activities	1,779	2,597
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	—	94
Repurchase of common stock	(71)	(3,781)
Payment of deferred financing costs	(1,430)	—
Proceeds from issuance of convertible notes	27,000	—
Net cash provided by (used in) financing activities	25,499	(3,687)
INCREASE IN CASH AND CASH EQUIVALENTS	12,779	8,041
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	38,772	42,279
CASH AND CASH EQUIVALENTS, END OF PERIOD	51,551	50,320

Exhibit B
Segment Reporting (Unaudited)
The Company operates exclusively in the retail apparel industry in which it sells fashionable and contemporary apparel and accessories items, primarily through mall-based chains of retail stores, to female consumers with a young, active lifestyle. The Company has identified two operating segments (“Wet Seal” and “Arden B”) as defined under applicable accounting standards. E-commerce operations for Wet Seal and Arden B are included in their respective operating segments. Information for the 13 weeks ended May 3, 2014, and May 4, 2013, for the two reportable segments is set forth below (in thousands, except number of stores as of period end and sales per square foot):

Thirteen Weeks Ended May 3, 2014	Wet Seal	Arden B	Corporate	Total
Net sales	$ 103,309	$ 13,419	n/a	$ 116,728
% of total sales	89%	11%	n/a	100%
Comparable store sales % decrease	(16.5)%	(19.4)%	n/a	(16.9)%
Operating loss	$ (8,386)	$ (4,630)	$ (8,668)	$ (21,684)
Interest expense, net	$—	$—	$ (422)	$ (422)
Gain on warrants and derivatives liabilities	$—	$—	$ 439	$ 439
Loss before provision for income taxes	$ (8,386)	$ (4,630)	$ (8,651)	$ (21,667)
Depreciation	$ 2,250	$ 165	$ 524	$ 2,939
Number of stores as of period end	478	54	n/a	532
Sales per square foot	$ 51	$ 68	n/a	$ 52
Square footage as of period end	1,900	171	n/a	2,071

Thirteen Weeks Ended May 4, 2013	Wet Seal	Arden B	Corporate	Total
Net sales	$ 122,799	$ 17,646	n/a	$ 140,445
% of total sales	87%	13%	n/a	100%
Comparable store sales % (decrease) increase	(3.4)%	0.9%	n/a	(2.9)%
Operating income (loss)	$ 9,553	$ 558	$ (6,913)	$ 3,198
Interest expense, net	$—	$—	$ (6)	$ (6)
Income (loss) before provision for income taxes	$ 9,553	$ 558	$ (6,919)	$ 3,192
Depreciation	$ 2,584	$ 260	$ 494	$ 3,338
Number of stores as of period end	464	62	n/a	526
Sales per square foot	$ 62	$ 81	n/a	$ 64
Square footage as of period end	1,856	192	n/a	2,048
The “Corporate” column is presented to allow for reconciliation of store contribution amounts to consolidated operating (loss) income, interest expense, net, and (loss) income before provision for income taxes. Wet Seal and Arden B segment results include net sales, cost of sales, asset impairment and other direct store and field management expenses, with no allocation of corporate overhead or interest income and expense.
Wet Seal operating segment results for the 13 weeks ended May 3, 2014, and May 4, 2013, include $4.1 million and $1.1 million, respectively, of non-cash asset impairment charges.
Arden B operating segment results for the 13 weeks ended May 3, 2014, and May 4, 2013, include $0.3 million of Arden B exit costs and $3.2 million and $0.5 million, respectively, of non-cash asset impairment charges.
Corporate expenses for the 13 weeks ended May 3, 2014, include a $0.5 million benefit for miscellaneous non-recurring other income.
Corporate expenses for the 13 weeks ended May 4, 2013, include a $3.5 million benefit to adjust a loss contingency related to legal matters.

Exhibit C
Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable Financial Measures (Unaudited)
Included within this press release are references to non-GAAP financial measures (“non-GAAP” or “adjusted”), including operating (loss) income, net (loss) income and net (loss) income per diluted share before certain benefits and charges. These financial measures are not in compliance with U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance when reviewed in conjunction with its GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations. For further information, see “Company Statement on Disclosure of Non-GAAP Financial Measures” within the Investor Relations section of the Company’s corporate web site, www.wetsealinc.com.
The following is a reconciliation of the applicable GAAP financial measures to these non-GAAP financial measures (in millions, except for net (loss) income per diluted share):

	13 Weeks Ended May 3, 2014			13 Weeks Ended May 4, 2013

	Operating Loss	Net Loss	Net Loss Per Diluted Share	Operating Income	Net Income	Net Income Per Diluted Share
GAAP financial measure	$(21.7)	$(21.8)	$(0.26)	$3.2	$3.1	$0.03
Benefits:
Adjustment to loss contingency, net of income taxes where applicable	—	—	—	(3.5)	(3.4)	(0.04)
Miscellaneous other income	(0.5)	(0.5)	(0.01)	—	—	—
Fair value adjustment for warrants and embedded derivatives	—	(0.4)	—	—	—	—
Charges:
Arden B exit costs	0.3	0.3	—	—	—	—
Non-cash asset impairment charges	7.3	7.3	0.09	1.6	1.6	0.02
Non-GAAP financial measure	$(14.6)	$(15.1)	$(0.18)	$1.3	$1.3	$0.01